UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2010

HOKU CORPORATION
 (Exact name of Registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1288 Ala Moana Blvd., Suite 220, Honolulu, Hawaii	96814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (808) 682-7800

Not Applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement with China Construction Bank Corporation, New York Branch

On June 30, 2010, Hoku Corporation (“Hoku”) entered into a Credit Agreement (the “Credit Agreement”) with China Construction Bank Corporation, New York Branch (the “Lender”).  The Credit Agreement provides for a term loan (the “Loan”) in an aggregate principal amount not to exceed $28.3 million (the “Maximum Loan Amount”) which must be borrowed within 90 days of Hoku satisfying certain customary closing conditions.  The principal amount of the Loan and any unpaid interest thereon must be paid in full on June 14, 2012.  Hoku may prepay the Loan, in whole or in part, at any time without penalty, provided that any such prepayment must be for a minimum of $100,000 and multiples of $100,000 in excess thereof.  Funds provided pursuant to the Credit Agreement are solely for the purpose of completing the development and construction of the polysilicon production plant currently being constructed by Hoku’s subsidiary, Hoku Materials, Inc., in Pocatello, Idaho.

The Loan will bear interest at a per annum rate equal to the LIBOR Rate (as set forth in the Credit Agreement) for the applicable interest period plus 1.875% or, at the election of Hoku and if the Lender agrees, any portion of the Loan that is not less than $1,000,000 may bear interest at an annual rate equal to the highest “Prime Rate” as published in the “Money Rates” column of the Eastern Edition of the Wall Street Journal from time to time.  Hoku will pay a facility fee of $70,750 and a commitment fee which will be determined by multiplying the average daily balance of the un-utilized portion of the Maximum Loan Amount during the 90 day available period by 1.875% per annum.  Hoku has also agreed to pay the Lender’s reasonable costs and expenses in connection with the preparation, negotiation and delivery of the Credit Agreement.

The Credit Agreement includes customary representations, warranties, covenants, and acceleration, indemnity, and events of default provisions which may accelerate Hoku’s payment obligations under the Credit Agreement.

The Loan is secured by a standby letter of credit (the “Letter of Credit”) issued by China Construction Bank Corporation, Sichuan Branch, which was procured by Tianwei New Energy Holdings Co., Ltd., Hoku’s parent company (“Tianwei”), in favor of the Lender.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.121 to this Current Report on Form 8-K and incorporated herein by reference.

Reimbursement Agreement with Tianwei New Energy Holdings Co., Ltd.

On June 30, 2010, in consideration of Tianwei’s procurement of the Letter of Credit, Hoku entered into a Reimbursement Agreement with Tianwei obligating it to repay Tianwei for all interest, fees and expenses incurred by Tianwei in connection with the negotiation, execution and performance of the Letter of Credit.

The foregoing description of the Reimbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the Reimbursement Agreement, a copy of which is attached as Exhibit 10.122 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to First Amended and Restated Supply Agreement with Wuxi Suntech Power Co., Ltd.

On May 12, 2008, Hoku Materials, Inc., a wholly-owned subsidiary of Hoku Corporation (“Hoku Materials”), and Wuxi Suntech Power Co., Ltd. ("Suntech") entered into a First Amended and Restated Suntech Supply Agreement, or the Amended Suntech Supply Agreement, as disclosed by us in a Current Report on Form 8-K filed on May 12, 2008.  On July 6, 2009, Hoku Materials and Suntech entered into an amendment to the Amended Suntech Supply Agreement. On June 29, 2010, Hoku Materials and Suntech entered into a second amendment to the Amended Suntech Supply Agreement, or the Amendment.

Pursuant to the Amendment, Suntech agreed to waive certain milestones, and its right to terminate the Agreement for Hoku Materials’ failure to satisfy such milestones.

In exchange for the Suntech milestone waivers, Hoku Materials agreed to waive its right to prepayment of an additional $30 million, and Suntech may terminate the $30 million stand-by letter of credit previously issued by a bank in China.  Hoku Materials will retain the $2 million in prepayments that Suntech has already paid, which will be credited against shipments of polysilicon.

In addition, the Amendment shortened the term of the Amended Suntech Supply Agreement to one year measured from the first shipment of a specified quantity of raw polysilicon, which must commence no later than June 30, 2011, and pricing and volume were fixed for the term of the agreement.  The Amended Suntech Supply Agreement will automatically renew for an additional 12 months after the initial term (and each renewed term) with the same terms unless one party terminates or the parties mutually agree to amend the Amended Suntech Supply Agreement.  Hoku Materials will have no obligation to ship polysilicon to Suntech prior to June 2011, and Suntech may terminate the Amended Suntech Supply Agreement if Hoku Materials has failed to commence shipments by such date, in which case we would be obligated to refund the $2 million prepayment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which will be filed by the Company in its next Periodic Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD

On June 30, 2010, Hoku issued a press release describing the credit agreement with China Construction Bank Corporation, New York Branch disclosed under Item 1.01 of this Current Report on Form 8-K entitled “Hoku Receives $28.3 Million Loan from China Construction Bank.” On the same date, Hoku also issued a press release describing the amendment with Wuxi Suntech Power Co., Ltd. disclosed under Item 1.01 of this Current Report on Form 8-K entitled “Hoku and Suntech Amend Supply Agreement.” A copy of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.121	Credit Agreement, dated June 30, 2010, between Hoku Corporation and China Construction Bank Corporation, New York Branch
10.122	Reimbursement Agreement, dated June 30, 2010, between Hoku Corporation and Tianwei New Energy Holdings Co., Ltd.
99.1	Press Release, entitled “Hoku Receives $28.3 Million Loan from China Construction Bank,” dated June 30, 2010
99.2	Press Release, entitled “Hoku and Suntech Amend Supply Agreement,” dated June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOKU CORPORATION

Date: June 30, 2010	By:	/s/ Scott Paul
		Name:	Scott Paul
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.121	Credit Agreement, dated June 30, 2010, between Hoku Corporation and China Construction Bank Corporation, New York Branch
10.122	Reimbursement Agreement, dated June 30, 2010, between Hoku Corporation and Tianwei New Energy Holdings Co., Ltd.
99.1	Press Release, entitled “Hoku Receives $28.3 Million Loan from China Construction Bank,” dated June 30, 2010
99.2	Press Release, entitled “Hoku and Suntech Amend Supply Agreement,” dated June 30, 2010